Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made effective as of the 19th day of February, 2014, by and among Moxian (Hong Kong) Limited (“Moxian HK”), Moxian Technologies (Shenzhen) Co., Ltd (together with Moxian HK, the “Assignor”), and Moxian Intellectual Property Limited (the “Assignee”).

WHEREAS, the Assignor is the legal owner of the intellectual property rights (the “IP Rights”) as set forth on Exhibit A attached hereto;

WHEREAS, the Assignor desires to assign all rights, titles and interest in and to the intellectual property to the Assignee based on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the forgoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.           Assignment and Assumption. Subject to and in accordance with the terms and conditions set forth in this Agreement, the Assignor hereby grants, sells, assigns, and conveys  to the Assignee, without recourse, all of the Assignor’s right, title and interest in and to the IP Rights (the “Assignment”). The Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, of the Assignor regarding the IP Rights. In consideration for such Assignment, the Assignee shall pay to the Assignor one million U.S. Dollars ($1,000,000).

2.           Representation and Covenants of the Assignor. The Assignor hereby represents and covenants to the Assignee that:

(a)	It is the sole and record owner of the IP Rights;

(b)
It has all requisite authority to execute and deliver this Agreement and any other document contemplated by this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

3.           Representation of the Assignee. The Assignee hereby represents and covenants to the Assignor that it has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Assignee and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

4.           Assignments, Successors and No-Third Party Rights. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 4.

5.           Miscellaneous.

(a)          All of the terms and provisions of this Agreement will be binding upon the Assignor, Assignee and their respective successors and assigns.

(b)          This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.  This Agreement may be amended only by a writing executed by each of the parties on the subject matter hereof.

(c)          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflict of law.

(d)          Each party to this Agreement irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the state or federal courts located in the State of New York, New York County and, by execution and delivery of this Agreement, each party to this Agreement hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof.

(e)          EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(f)          Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered, sent by facsimile, or by established overnight courier as follows:

To the Assignee or:	Unit No. 304, New East Ocean Centre,
Assignor	No 9 Science Museum Road, T.S.T.,
Kowloon, Hong Kong

(g)          This Agreement may not be amended except by instrument in writing signed by each of the parties.

(h)          If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(i)          The captions in this Agreement are inserted for convenience or reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

(j)          This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile signatures of the undersigned parties will have the same force and effect as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:
MOXIAN (HONG KONG) LIMITED

By:	/s/ Liew Kwong Yeow
Name:	Liew Kwong Yeow
Title:	Director

MOXIAN TECHNOLOGIES (SHENZHEN) CO., LTD

By:	/s/ Guan Fensheng
Name:	Guan Fensheng
Title:	Manager

ASSIGNEE:
MOXIAN INTELLECTUAL PROPERTY LIMITED

By:	/s/ Nicholas Lin
Name:	Nicholas LIn
Title:	Director

Exhibit A

Intellectual Property Rights
Trademarks

Type	Marks	Application No.	Country	Status
Trademark		85931344	United States of America	Pending
Trademark		302534274	Hong Kong	Approved
Trademark		13460714	China	Pending
Trademark		13460852	China	Pending
Trademark		10624504	China	Pending transfer to Moxian Technologies Shenzhen Co. Ltd
Trademark	魔线	13461178	China	Pending
Trademark		10624435	China	Pending transfer to Moxian Technologies Shenzhen Co. Ltd

Patent

The application to patent the technologies of the MOXG Platform has been submitted in China on 27th December 2013 MOXG Platform is a social marketing platform. The unique feature of MOXG Platform is that it can locate the merchant that matches the needs of consumers and provide a series of interactive tools for merchants to promote their sales, including, MO-Points, online games, prize rewards, etc.

Copyright

MOXG also submitted the application of copyright for its mascot, “Moya”. Moya is a mascot representing Moxian.

Domain Name

MOXG granted MOXC the license to use its domain name: http://moxian.com/.